SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         April 2, 2004 (March 30, 2004)
                  ____________________________________________
                Date of Report (Date of earliest event reported)

                                RCN Corporation
                  ____________________________________________
             (Exact name of Registrant as specified in its charter)

         Delaware                   0-22825                   22-3498533
________________________  ____________________________  _____________________
        (State of            (Commission File No.)          (IRS Employer
      Incorporation)                                    Identification Number)

                              105 Carnegie Center
                            Princeton, NJ 08540-6215
              ____________________________________________________
          (Address of principal executive offices, including zip code)


                                 (609) 734-3700
              ____________________________________________________
              (Registrant's telephone number, including area code)


                                 Not Applicable
              ____________________________________________________
         (Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

         (c) Exhibits

         Exhibit 99.1      Press Release Dated March 30, 2004.

Item 12. Results of Operations and Financial Condition.

         The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition."

         On March 30, 2004, RCN issued a press release announcing its financial results for the full year 2003. A copy of the press release is attached to this report as Exhibit 99.1 and is hereby incorporated by reference.

         Some of the statements made by RCN in this Form 8-K (and press release) are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. RCN believes that the primary factors include, but are not limited to, availability of financing, ability to obtain regulatory approvals, uncertainty relating to economic conditions, ability to attract and retain qualified management and other personnel, changes in government and regulatory policies, pricing and availability of equipment, materials, inventory and programming, our ability to meet the requirements in our franchise agreements, the number of potential customers in a target market, the completion of acquisitions or divestitures, acceptance of the Company's services, development and implementation of business support systems for provisioning and billing, the availability and success of strategic alliances or relationships, ability to overcome significant operating losses, ability to reduce overhead costs, ability to develop and penetrate existing and new markets, technological developments and changes in the industry, changes in the competitive environment in which RCN operates and ability to produce sufficient cash flow. Additional information concerning these and other important factors can be found in RCN's filings with the Securities and Exchange Commission. Statements in these filings should be evaluated in light of these important factors.

         These and other risk factors are set forth in more detail in the Company's Form 10-K for 2003 which is filed with the Securities and Exchange Commission.

         The information in this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be filed for the purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The filing of this Current Report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

         The information contained in this Current Report on Form 8-K is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this Current Report on Form 8-K, although we may do so from time to time as we believe warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                RCN Corporation

                                    /s/ W. Terrell Wingfield, Jr.
                                By: ______________________________
                                Name:  W. Terrell Wingfield, Jr.
                                Title: General Counsel and Corporate Secretary

Date:  April 2, 2004


                                 EXHIBIT INDEX

Exhibit
   No.

99.1     RCN Corporation Press Release dated March 30, 2004.

                                                                 Exhibit 99.1

                                                          105 Carnegie Center
                                                          Princeton, NJ 08540

CONTACT: Barak Bar-Cohen, RCN Public Relations, (609) 919-8144
                 Jim Downing, RCN Investor and Public Relations, (609) 734-3718

                      RCN ANNOUNCES FULL YEAR 2003 RESULTS

PRINCETON, NJ, MARCH 30, 2004--RCN Corporation (Nasdaq: RCNC) today announced its results for the year ended December 31, 2003. Revenues for the year were $484.8 million, an 11.8% increase from $433.5 million a year ago. Included in the 2003 revenues is $20.9 million related to the settlement of certain disputes surrounding reciprocal compensation. Excluding this settlement, recurring revenues in 2003 increased $30.4 million, or 7.0% over 2002. The net loss to common shareholders for the year ended December 31, 2003 was $499.1 million, or $4.50 loss per average common share, compared to a loss of $1,570.3 million, or $14.78 loss per average common share for the year ended December 31, 2002.

Operating, selling, and general and administrative expenses declined $54.5 million, or 14.7%, to $317.2 million in 2003, as the Company continued to implement plans to reduce general and administrative expenses. Excluding one-time costs incurred in 2003 as part of the negotiations to restructure the balance sheet of $5.3 million, selling and general and administrative expenses declined $59.8 million, or 16.1%, from 2002 levels.
Included in the 2003 results is an impairment charge of $167.2 million, which reflects further revisions to the Company's operating plans due to its present financial position and anticipated severe limitations to new sources of capital. In 2002, the Company recorded an impairment charge of $894.3 million.

Equity in loss of unconsolidated entities for 2003 was $11.5 million, compared to a loss of $9.3 million in 2002. Included in the 2003 results is a $35 million impairment of the Company's investment in Starpower, LLC, a joint venture with PEPCO Holdings, Inc, serving the Washington DC metropolitan area. In 2002, the Company recorded a write down of $32.3 million in its investment in Starpower.

RCN filed its 2003 Form 10-K today, Tuesday, March 30, 2004. Investors wishing to access the Form 10-K can do so at RCN's website, http://www.rcn.com/investor/secfilings.php.

As previously reported, the Company is negotiating a financial restructuring of its balance sheet with certain of its senior secured lenders, an ad hoc committee of certain holders of its outstanding senior notes and senior discount notes ("Senior Notes") and others. No agreement on such a restructuring has yet been reached. The Company intends that the continuing negotiations will lead to agreement on a consensual financial restructuring plan in the near term, although there is no assurance this will occur. The Company expects any financial restructuring to be implemented through a reorganization of the Company under Chapter 11.

The Company anticipates that a Chapter 11 filing would include RCN Corporation, the holding company, and does not intend that its material operating subsidiaries be included, although there is no assurance this will occur. Since financial restructuring negotiations are ongoing, the treatment of existing creditor and stockholder interests in the Company is uncertain at this time. However, the restructuring as currently contemplated will likely result in a conversion of a substantial portion of the Company's outstanding Senior Notes into equity and an extremely significant, if not complete, dilution of current equity. Accordingly, the value of the Company's securities is highly speculative. The Company urges that appropriate caution be exercised with respect to existing and future investments in any of the Company's debt obligations and/or its Common Stock.

Available cash, temporary cash investments and short-term investments in 2003 decreased to $18.4 million, at December 31, 2003. In addition, at December 31, 2003 approximately $199 million of cash was restricted under the terms of the Company's Senior Secured Credit Facility. Because the Company's cash, cash equivalents, and short-term investments at December 31, 2003 and projected 2004 cash flows from operations are not sufficient to meet its anticipated cash needs for working capital, capital expenditures and other activities for the next twelve months, the Company's auditors, PricewaterhouseCoopers LLP, have stated in their audit opinion on the 2003 financial statements that there is substantial doubt about the Company's ability to continue as a going-concern.

On March 29, 2004, the NASDAQ Stock Market ("NASDAQ") notified the Company that because the bid price of its stock had closed below the minimum of $1.00 per share for the last 30 consecutive business days, the Company did not meet the NASDAQ SmallCap rules for continued inclusion. NASDAQ provided the Company a 180-day period, which expires on September 27, 2004, to comply with NASDAQ's rules for continued inclusion, which will require the bid price of its stock to close at $1.00 per share or more for 10 consecutive business days. The Company can provide no assurance that it will become compliant with the NASDAQ SmallCap rules for inclusion during this period.

ABOUT RCN CORPORATION
RCN Corporation (Nasdaq: RCNC) is the nation's first and largest facilities-based competitive provider of bundled phone, cable and high speed Internet services delivered over its own fiber-optic local network to consumers in the most densely populated markets in the U.S. RCN has more than one million customer connections and provides service in the Boston, New York, Eastern Pennsylvania, Chicago, San Francisco and Los Angeles. The Company also holds a 50% LLC membership interest in Starpower, which serves the Washington, D.C. metropolitan area.

WHERE YOU CAN FIND MORE INFORMATION
We, as a reporting company, are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. You may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC's Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC.

FORWARD-LOOKING STATEMENT

Some of the statements made by RCN in these statements are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. RCN believes that the primary factors include, but are not limited to, availability of financing, ability to obtain regulatory approvals, uncertainty relating to economic conditions, ability to attract and retain qualified management and other personnel, changes in government and regulatory policies, pricing and availability of equipment, materials, inventory and programming, our ability to meet the requirements in our franchise agreements, the number of potential customers in a target market, the completion of acquisitions or divestitures, acceptance of the Company's services, development and implementation of business support systems for provisioning and billing, the availability and success of strategic alliances or relationships, ability to overcome significant operating losses, RCN's ability to develop and penetrate existing and new markets, technological developments and changes in the industry, changes in the competitive environment in which RCN operates and ability to produce sufficient cash flow. Additional information concerning these and other important factors can be found in RCN's filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors


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